Exhibit 99.1

[REPUBLIC BANCSHARES, INC. LOGO]

REPUBLIC BANCSHARES, INC.

PRESS RELEASE

Date:	October 20, 2003
Contact:	William R. Klich, President & CEO, Republic Bancshares, Inc.;
Chairman & CEO, Republic Bank
William R. Falzone, Executive Vice President & Chief Financial Officer
(727) 823-7300

FOR IMMEDIATE RELEASE

REPUBLIC BANCSHARES ANNOUNCES THIRD QUARTER 2003 NET INCOME OF $0.37 PER SHARE; NONPERFORMING ASSETS REDUCED BY 40%

St. Petersburg, FL, October 20, 2003 — Republic Bancshares, Inc., (the “Company,” Nasdaq: REPB), the parent company of Republic Bank (the “Bank”), today reported net income of $4.9 million or $0.37 per share for the third quarter of 2003. The Company noted that its results of operations included a $3.75 million pretax recovery from settlement of a previously disclosed claim on its Financial Institution Bond relating to a loan fully charged off in the third quarter of 2001. On an after-tax basis, the recovery contributed $2.4 million or $0.18 per share to earnings in the third quarter. For the same period in 2002, net income was $1.6 million or $0.14 per share. For the nine months of 2003, net income was $8.4 million or $0.69 per share compared to $4.3 million or $0.37 per share for the nine months of 2002.

William R. Klich, Republic Bancshares’ President and Chief Executive Officer, said, “I am pleased with the very positive results shown during the first nine months of this year, especially in view of the net interest margin pressures caused by the historically low interest rate environment. New business production continues at a rapid pace with our loan origination activity during the first nine months at an annualized rate of $1.3 billion, a 75% increase over last year. Our “traditional, plain vanilla” business plan, implemented in 2000, is a major factor behind the significant reduction in nonperforming assets achieved this year. We will remain focused on our growth strategy in Florida and continue development of strong customer relationships throughout the markets we serve”. Klich noted that Republic’s previously announced partnership as the “Official Bank of the Tampa Bay Buccaneers” is one of the major elements of its business development strategy.

A summary of results of operations and selected balance sheet items is as follows ($ in thousands, except share data):

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2003	2002	2003	2002
Net income	$4,943	$1,606	$8,443	$4,255
Diluted earnings per share (dollars)	0.37	0.14	0.69	0.37
Weighted average diluted shares	13,265,744	11,501,214	12,207,253	11,452,070

	At Sept. 30, 2003	At December 31, 2002
Total assets	$2,776,226	$2,526,349
Total loans	1,639,483	1,513,285
Stated book value per share (dollars)	15.82	16.12
Nonperforming loans/loans	0.69%	1.51%
Loan loss allowance/portfolio loans	1.42	1.90
Loan loss allowance/nonperforming loans	206.44	125.94
Nonperforming assets/assets	0.47	1.54

Financial highlights for the third quarter of 2003 included the following (see “Selected Quarterly Financial Information”):

•	At September 30, 2003, the Company had total assets of $2.8 billion, a $250.0 million or 13.2% annualized increase over year-end 2002.

•	Total loans, including loans held for sale, increased $126.2 million to $1.6 billion during the nine month period of 2003, an annualized growth rate of 11.1%. Commercial real estate and commercial (business) loans comprised $80.1 million of the increase with home equity loans accounting for $68.7 million. The overall growth rate includes a 20.0% increase in the portfolio of Florida loans which now comprises 92.0% of total loans. The portfolio of out-of-state loans declined 31.7% to 8.0% of the total portfolio. Total deposits grew by $105.1 million to $2.2 billion or an annualized rate of 6.8%. At September 30, 2003, stockholders’ equity was $209.9 million, stated book value per share was $15.82 and tangible book value per share was $14.98. During 2003, the Company issued 1.8 million shares of its common stock upon conversion of $30.0 million of its convertible subordinated debentures.

•	Nonperforming assets were reduced by $8.7 million in the third quarter to $13.1 million or 0.47% of total assets. Since the beginning of 2003 nonperforming assets have been reduced by $25.9 million or 66.4%. The Company sold its former largest nonperforming asset, a hotel in Delaware, in the second quarter of 2003 and also sold its two largest remaining commercial real estate nonperformers in the third quarter of 2003, reducing total commercial real estate nonperformers to less than $1.0 million at quarter-end. The allowance for loan losses was 1.42% of total loans, the ratio of the allowance to nonperforming loans was 206.4% and nonperforming loans to total loans was 0.69%. At year-end 2002, those ratios were 1.90%, 125.9% and 1.51%.

•	Net interest income was $18.3 million for the third quarter of 2003 and net interest margin was 2.78%. For the same quarter a year ago, net interest income was $20.2 million and net interest margin was 3.47%. Beginning with the third quarter of 2003, the cost of the Company’s trust preferred stock was reclassified to interest expense from the minority interest category in accordance with SFAS No. 150 which became effective on June 15, 2003. SFAS No. 150 specifically prohibited any prior period reclassification that would have provided for comparability. This accounting change reduced net interest income on a comparable basis to prior periods by $674,000 per quarter and reduced net interest margin by 10 basis points. Also during the third quarter of 2003, mortgage securities prepayments increased rapidly as borrowers rushed to refinance their loans when the decline in mortgage rates during the past year began to reverse. This factor accounted for a $775,000 drop in net interest income and for 9 basis points of the margin decline. The remainder of the decline in net interest income and net interest margin was due to the steady decline in the indices used for a majority of the loans and investments repricing during the past year combined with a continuing highly competitive market for deposits. Additional revenue from balance sheet growth partially offset the margin decline with average assets increasing $299.4 million as compared to the same quarter a year ago. The loan portfolio accounted for $175.8 million of the average balance increase.

•	The Company’s loan loss provision was a $5.4 million credit for the third quarter of 2003 and included a $3.75 million partial recovery on its Financial Institution Bond of a mortgage warehouse line of credit charged-off in the third quarter of 2001. In addition, the loan loss provision includes the favorable results from recovery of loan loss allowances on several impaired commercial real estate credits that were sold in the third quarter or from impaired credits that paid off without loss.

•	Noninterest income for the third quarter of 2003 was $5.3 million, a $1.2 million improvement over the third quarter last year. The Company’s residential mortgage operations generated $1.5 million in gains on sale of newly-originated fixed rate loans, a $1.0 million or 225.3% increase over last year. Deposit service fees also improved, increasing $216,000 or 13.9%. Gains on sale of mortgage securities and mortgage-related securities were $1.4 million compared to $1.7 million for the same quarter a year ago. Prepayments to the loan servicing portfolio and the amortization of loan servicing rights remained high during the quarter but a $556,000 partial recovery of the valuation allowance on those servicing rights, based on the expectation for reduced prepayment activity in future periods, reduced the negative effect from amortizing servicing rights.

•	Noninterest expenses were $21.2 million for the third quarter of 2003, a $1.9 million increase over the same period last year. Salaries and benefits expense rose $1.2 million reflecting the increased staffing in the new business production areas of the Company and increased costs for medical insurance premiums. Advertising and marketing efforts to support the increased level of business production was the principal reason for the increase in that category. Also, the third quarter of 2003 included a $550,000 charge to record the amount of loss considered probable at this time on a lawsuit and a $540,000 charge to record additional impairment on a lease obligation.

The common stock of Republic Bancshares, Inc. is traded on the Nasdaq National Market under the trading symbol “REPB”. Through its banking subsidiary, Republic Bank, the Company today operates 71 full service banking offices throughout Florida and at $2.8 billion in total assets is one of the largest banking organizations in Florida. The Bank offers Internet banking services at its website address, www.republicbankfl.com. Shareholder inquiries can be made to (727) 823-7300 or via e-mail at shareholders@republicbankfl.com. The Company’s transfer agent is Mellon Investor Services. Inquiries to the transfer agent can be made via phone to (800) 756-3353 or via facsimile transmission to (412) 236-8157.

The Company has scheduled a conference call on Wednesday, October 22, 2003, at 2 PM Eastern Time, where interested parties can participate in a question-and-answer session covering quarterly results. Persons interested in participating should call 1-800-374-0734 on the scheduled date and time and ask for the Republic Bancshares conference call. A re-broadcast of the call will be available at any time for seven days following the conference call by calling 1-800-642-1687 and using conference ID code 3249730.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements regarding our operating results, based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These statements may include the words “believes”, “expects”, “may”, “will”, “projects”, “contemplates”, “anticipates”, “forecasts”, “intends” or similar terminology. Because these statements reflect our current views concerning future events, they involve risks and uncertainties, including: the adequacy of our loan loss allowance; current economic conditions; fluctuations in operating results; retaining key personnel; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in any of our Reports on Form 10-K, 10-Q and 8-K, and in our other securities filings and press releases. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

REPUBLIC BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – September 30, 2003 and December 31, 2002

($ in thousands, except share data; unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Cash and due from banks	$71,306	$51,162
Interest bearing deposits in banks	2,073	14,061
Federal funds sold	15,997	11,588

Cash and cash equivalents	89,376	76,811
Securities:
Available for sale	31,115	820,108
Trading	8,350	7,815
FHLB stock	5,786	15,261
Loans held for sale	8,008	37,416

Loans	1,631,475	1,475,869
Allowance for loan losses	(23,241)	(27,987)

Net loans	1,608,234	1,447,882

Premises and equipment, net	37,614	38,508
Other real estate owned, net	1,832	16,787
Accrued interest receivable	9,826	10,622
Goodwill	2,726	2,726
Premium on deposits	13,554	15,630
Other assets	49,805	36,783

Total assets	$2,776,226	$2,526,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits–
Noninterest bearing checking	$198,052	$162,716
Interest checking	227,568	204,743
Money market	383,627	393,823
Savings	183,947	180,435
Time deposits	1,181,615	1,127,999

Total deposits	2,174,809	2,069,716
Securities sold under agreements to repurchase and other borrowings	43,663	30,913
FHLB advances	308,732	172,240
Convertible subordinated debt	—	29,332
Capital securities	28,750	—
Other liabilities	10,382	11,714

Total liabilities	2,566,336	2,313,915

Company-obligated mandatorily redeemable preferred securities of subsidiary trust solely holding junior subordinated debentures of the Company	—	28,750

Stockholders’ equity:
Common stock ($2.00 par; 20,000,000 shares authorized; 13,267,293 and 11,398,059 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively.)	26,535	22,796
Capital surplus	156,609	129,860
Retained earnings	30,403	22,418
Accumulated other comprehensive income	(3,657)	8,610

Total stockholders’ equity	209,890	183,684

Total liabilities and stockholders’ equity	$2,776,226	$2,526,349

REPUBLIC BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except share data; unaudited)

	For the Three Months Ended Sept. 30,		For the Nine Months Ended Sept. 30,
	2003	2002	2003	2002
INTEREST INCOME:

Loans	$23,160	$25,400	$69,924	$76,483
Securities	7,733	10,234	25,066	32,067
Federal funds sold & other investments	182	277	624	851

Total interest income	31,075	35,911	95,614	109,401

INTEREST EXPENSE:
Deposits	10,879	14,733	34,284	46,998
Securities sold under agreement to repurchase & other borrowings	86	123	251	372
FHLB advances	1,033	361	2,759	1,556
Holding company debt	63	536	1,084	1,609
Minority interest in income from subsidiary trust, net of tax	674	—	674	—

Total interest expense	12,735	15,753	39,052	50,535

NET INTEREST INCOME	18,340	20,158	56,562	58,866
PROVISION FOR LOAN LOSSES	(5,365)	1,650	(4,517)	4,750

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	23,705	18,508	61,079	54,116

NONINTEREST INCOME:
Service charges on deposit accounts	1,766	1,550	5,019	4,724
Loan service fees, net	(276)	(630)	(1,478)	(666)
Other loan fee income	552	651	1,612	1,973
Gains on loans & securities, net	2,895	2,133	7,936	3,090
Other operating income	405	403	1,122	1,548

Total noninterest income	5,342	4,107	14,211	10,669

NONINTEREST EXPENSES:
Salaries and employee benefits	10,482	9,279	30,279	28,861
Net occupancy expense	3,960	3,254	10,782	9,567
Advertising and marketing	579	235	862	704
Data & item processing fees and services	1,618	1,587	4,813	4,691
Loan collection costs	256	(105)	385	809
Other operating expenses	3,393	2,950	8,836	8,228
ORE expense (income), net	180	1,323	2,596	833
Amortization of premium on deposits	692	692	2,075	2,075

Total noninterest expense	21,160	19,215	60,628	55,768
Income before income taxes & minority interest	7,887	3,400	14,662	9,017
Income tax expense	2,944	1,373	5,377	3,499

Income before minority interest	4,943	2,027	9,285	5,518
Minority interest in income from subsidiary rust, net of tax	—	(421)	(842)	(1,263)

NET INCOME	$4,943	$1,606	$8,443	$4,255

PER SHARE DATA:
Net income per common share – basic	$0.38	$0.14	$0.70	$0.37

Net income per common & common equivalent share – diluted	$0.37	$0.14	$0.69	$0.37

Weighted average common shares Outstanding – basic	13,054,293	11,385,631	12,045,576	11,363,881

Weighted average common & common equivalent shares outstanding – diluted	13,265,744	11,501,214	12,207,253	11,452,070

REPUBLIC BANCSHARES, INC.

SELECTED QUARTERLY FINANCIAL INFORMATION

($ in thousands, except share data; unaudited)

	Quarters Ended
	Sept. 2003	June 2003	Mar. 2003	Dec. 2002	Sept. 2002
RESULTS OF OPERATIONS:
Interest income	$31,075	$32,395	$32,144	$33,845	$35,911
Interest expense	12,735	13,250	13,068	14,698	15,753

Net interest income	18,340	19,145	19,076	19,147	20,158
Loan loss provision	(5,365)	200	648	600	1,650

Net interest income after loan loss provision	23,705	18,945	18,428	18,547	18,508
Noninterest income	5,342	4,272	4,597	3,207	4,107
Noninterest expense	21,160	20,236	19,232	20,239	19,215

Income before income taxes and minority interest	7,887	2,981	3,793	1,515	3,400

Income tax expense	2,944	997	1,436	570	1,373
Minority interest from subsidiary trust, net of tax	—	(421)	(421)	(421)	(421)

Net income (loss)	$4,943	$1,563	$1,936	$524	$1,606

Earnings (loss) per share – diluted	$0.37	$0.13	$0.17	$0.05	$0.14
Weighted average shares outstanding – diluted	13,265,744	11,799,472	11,523,480	11,506,790	11,501,214
BALANCE SHEET DATA (at period-end):
Total assets	$2,776,226	$2,734,955	$2,592,044	$2,526,349	$2,511,182
Securities	939,465	908,499	864,149	827,923	814,663
Loans (including loans held for sale)	1,639,483	1,623,238	1,544,639	1,513,285	1,482,078
Nonperforming assets	13,090	21,785	38,420	39,010	42,175
Allowance for loan losses	23,241	27,279	27,795	27,987	31,595
Deposits	2,174,809	2,177,405	2,157,435	2,069,716	2,148,974
Stockholders’ equity	209,890	200,322	182,274	183,684	180,646
Book value per share (dollars)	15.82	16.13	15.95	16.12	15.85
Tangible book value per share (dollars)	14.98	15.19	14.89	15.02	14.72

SELECTED OPERATING RATIOS:
Return on average assets	0.71%	0.23%	0.31%	0.08%	0.26%
Return on average equity	9.51	3.38	4.32	1.15	3.57

Net interest margin	2.78	2.97	3.17	3.20	3.47
Operating efficiency ratio	85.67	75.49	76.00	85.60	70.88
Loan loss allowance to portfolio loans	1.42	1.73	1.85	1.90	2.15
Loan loss allowance to nonperforming loans	206.44	138.26	129.97	125.94	137.10

CAPITAL RATIOS:
Equity to assets	7.56	7.32	7.03	7.27	7.20
Equity & minority interest to assets	7.56	8.38	8.14	8.41	8.34
Regulatory ratios – Bank:
Tier 1 (leverage)	7.71	7.82	8.22	8.17	8.28
Tier 1 to risk assets	11.90	12.06	12.61	12.81	13.07
Total capital	13.14	13.34	13.89	14.09	14.35
Regulatory ratios – Company:
Tier 1 (leverage)	8.19	7.66	7.41	7.37	7.49
Tier 1 to risk-assets	12.67	11.83	11.36	11.58	11.84
Total capital	13.19	13.96	14.43	14.70	15.02

OTHER DATA (at period-end):
Number of branch banking offices	71	70	70	71	72
Number of full-time equivalent employees	857	866	864	858	850

REPUBLIC BANCSHARES, INC.

SELECTED QUARTERLY FINANCIAL INFORMATION

($ in thousands; unaudited)

	Quarters Ended
	Sept. 2003	June 2003	Mar. 2003	Dec. 2002	Sept. 2002
SELECTED AVERAGE BALANCES & YIELDS/COSTS
Average balances:
Assets:
Loans:
Residential	$446,629	$451,876	$438,956	$453,154	$449,063
Commercial real estate	656,712	609,597	588,138	584,913	567,976
Commercial (business)	153,676	163,925	161,213	158,452	125,572
Consumer & other	382,523	355,226	328,847	322,978	321,153

Total loans	1,639,540	1,580,624	1,517,154	1,519,497	1,463,764
Securities	908,936	895,590	814,540	791,639	785,762
Other earning assets	35,076	45,848	38,856	41,600	41,694
Other assets	173,921	160,131	163,685	164,129	166,832

Total assets	$2,757,473	$2,682,193	$2,534,235	$2,516,865	$2,458,052

Liabilities & Equity:
Non-interest bearing deposits	$191,608	$185,028	$166,851	$160,293	$152,876
Interest-bearing deposits	1,993,862	1,966,113	1,912,701	1,948,339	1,965,797

Total deposits	2,185,470	2,151,141	2,079,552	2,108,632	2,118,673
Borrowings	355,117	309,602	232,799	188,657	119,555
Other liabilities	10,747	35,785	40,148	39,626	40,477

Total liabilities	2,551,334	2,496,528	2,352,499	2,336,915	2,278,705
Total equity	206,139	185,665	181,736	179,950	179,347

Total liabilities & equity	$2,757,473	$2,682,193	$2,534,235	$2,516,865	$2,458,052

Average yields/costs:
Earning assets	4.74%	5.08%	5.40%	5.68%	6.19%
Loans	5.54	5.79	6.17	6.40	6.82
Securities	3.40	3.99	4.13	4.47	5.21
Deposits	2.16	2.38	2.49	2.74	2.97
Other interest-bearing liabilities	2.07	2.06	2.29	2.60	3.39
Total interest-bearing liabilities	2.15	2.33%	2.47%	2.73%	3.00

NONPERFORMING ASSETS:

Nonperforming loans:
Residential first lien	$7,505	$7,987	$9,260	$9,739	$10,351
Warehouse lines of credit	118	118	118	118	152
Commercial real estate and multifamily	604	8,440	8,516	8,848	8,822
Commercial (business)	2,140	1,925	2,292	2,196	2,396
Home equity and consumer	573	833	737	931	800
High LTV	318	427	462	391	525

Total nonperforming loans(1)	11,258	19,730	21,385	22,223	23,046

Other real estate:
Residential	1,507	1,730	1,777	1,595	1,290
Commercial	325	325	15,258	15,192	17,839

Total ORE	1,832	2,055	17,035	16,787	19,129

Total nonperforming assets	$13,090	$21,785	$38,420	$39,010	$42,175

(1)	Includes all loans on nonaccrual and all loans 90 days and over past due and still accruing interest.

REPUBLIC BANCSHARES, INC.

SELECTED QUARTERLY FINANCIAL INFORMATION

($ in thousands; unaudited)

	Quarters Ended
	Sept. 2003	June 2003	Mar. 2003	Dec. 2002	Sept. 2002
Loan loss allowance activity

Allowance for loan losses at beginning of period	$27,279	$27,795	$27,987	$31,595	$30,617
Loan discount (net) allocated to/(from) purchased portfolios	—	—	—	—	—
Provision for loan losses	(5,365)	200	648	600	1,650

Net (charge-offs) recoveries:

Residential first lien	(72)	124	4	35	(59)
Warehouse lines of credit	3,687	—	—	—	—
Nonconforming first lien mortgages	—	(53)	(1)	—	(70)
Commercial real estate/multifamily	(1,955)	17	—	(3,579)	25
Commercial (business)	(136)	(283)	(481)	(260)	(25)

Home equity	97	(19)	19	50	69

Consumer	(55)	(7)	(13)	(9)	(8)
Other	(32)	(33)	(31)	(48)	(507)
High LTV	(207)	(462)	(337)	(397)	(97)

Net charge-offs	1,327	(716)	(840)	(4,208)	(672)

Allowance for loan losses at end of period	$23,241	$27,279	$27,795	$27,987	$31,595

Net charge-offs (recoveries) to average loans-annualized:

Residential first lien	0.07%	(0.12)%	—%	(0.03)%	0.06%
Warehouse lines of credit	NMF	—	—	—	—
Nonconforming first lien mortgages	—	0.77	0.01	—	0.73
Commercial real estate/multifamily	1.19	(0.01)	—	2.45	(0.02)
Commercial (business)	0.35	0.69	1.19	0.66	0.08
Home equity	(3.94)	0.69	(0.06)	(8.17)	(0.10)
Consumer and other	1.24	0.15	0.28	0.19	0.16
High LTV	5.02	10.18	6.74	7.17	8.42

Net charge-offs to average loans	(0.32)%	0.18%	0.22%	1.11%	0.18%

NMF – not meaningful